                                                                     EXHIBIT 9.2


                                JT STORAGE, INC.

                              AMENDED AND RESTATED
                                VOTING AGREEMENT

         This AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made and entered into as of April ___, 1996, by and among ATARI CORPORATION, a Nevada corporation ("Atari"), and the undersigned stockholder ("Stockholder") of JT STORAGE, INC., a Delaware corporation ("JTS").

                                    RECITALS

         A. Whereas Atari and the Stockholder desire to amend that certain Voting Agreement, dated as of February ___, 1996, and related Irrevocable Proxy to Vote Stock of JT Storage, Inc., dated as of February ___, 1996.

         B. Pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of April ___, 1996 (the "Reorganization Agreement") by and among JTS and Atari, Atari is merging with and into JTS (the "Merger");

         C. The Reorganization Agreement amends and restates that certain Agreement and Plan of Reorganization dated as of February 12, 1996, by and among JTS, Atari and JT Acquisition Corporation;

         D. Pursuant to Section ___ of the Reorganization Agreement, in order to induce Atari to enter into the Reorganization Agreement, JTS has agreed to solicit the proxy of certain significant stockholders of JTS on behalf of Atari and to cause certain significant stockholders of JTS to execute and delivery Voting Agreements to Atari;

         E. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock, $0.000001 par value per share, of JTS as is indicated on the signature page of this Agreement (the "Shares"); and

         F. In consideration of the execution of the Reorganization Agreement by Atari, Stockholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of JTS acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), and agrees to vote the Shares and any other such shares of capital stock of JTS so as to facilitate consummation of the Merger.

         NOW, THEREFORE, the parties agree as follows:

1.       AGREEMENT TO RETAIN SHARES.

         1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date and to be subject to the Proxy (as defined in Section 3)) or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term ("Expiration Date") shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, (ii) the close of business on December 31, 1996 and (iii) the date of termination of the Reorganization Agreement.

         1.2 NEW SHARES. Stockholder agrees that any shares of capital stock of JTS that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and

                                       1.

prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of JTS called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of JTS with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger.
This Agreement is intended to bind Stockholder as a stockholder of JTS only with respect to the specific matters set forth herein and shall not prohibit Stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Atari.

3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Atari a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, covering the total number of Shares and New Shares beneficially owed or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Atari that Stockholder (i) is the beneficial owner of the Shares, which at the date of this Agreement are and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of JTS other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Atari, to carry out the purpose and intent of this Agreement.

6. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

8.       MISCELLANEOUS.

         8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

         8.3 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Atari will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or



                                       2.

agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Atari upon any such violation, Atari shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Atari at law or in equity.

         8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Atari, to:

                          Atari Corporation
                          455 South Mathilda Avenue
                          Sunnyvale, California 94086
                          Attention:  Jack Tramiel
                          Facsimile No.:  (408) 328-0909
                          Telephone No.:  (408) 328-0900

                          With a copy to:

                          Wilson, Sonsini, Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, California 94304-1050
                          Attention:  Jeffrey D. Saper, Esq.
                          Facsimile No.:  (415) 493-6811
                          Telephone No.:  (415) 493-9300

                 (b)      if to Stockholder, to the address set forth below.

         8.6 GOVERNING LAW. This Agreement and the Proxy shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

         8.7 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

         8.8 COUNTERPART. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.





                                       3.

         IN WITNESS WHEREOF,the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       ATARI CORPORATION



                                       By:___________________________________

                                       ________________________________



                                       STOCKHOLDER


                                       By:___________________________________

                                       Title:________________________________

                                       Stockholder's Address for Notice:

                                       _____________________________________

                                       _____________________________________



                                       Shares beneficially owned:

                                       ______________ shares of JTS Common Stock

                                       ______________ shares of JTS Series A
                                                      Preferred Stock


                                       4.

                                   EXHIBIT A

                       IRREVOCABLE PROXY TO VOTE STOCK OF
                                JT STORAGE, INC.

         The undersigned stockholder of JT Storage, Inc. a Delaware corporation ("JTS"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the members of the Board of Directors of Atari Corporation, a Nevada corporation ("Atari"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of JTS that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of JTS issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of JTS as of the date of this Proxy are listed below. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to that certain Amended and Restated Voting Agreement dated as of the date hereof, by and among Atari and the undersigned stockholder (the "Voting Agreement") which amends and restates that certain Voting Agreement, dated as of February ___, 1996, by and among Atari and the undersigned stockholder, and is granted in consideration of Atari entering into that certain Amended and Restated Agreement and Plan of Reorganization by and among JTS and Atari (the "Reorganization Agreement") which amends and restates that certain Agreement and Plan of Reorganization by and among JTS, Atari and JTS Acquisition Corporation dated as of February 12, 1996. The Reorganization Agreement provides for the merger of Atari with and into JTS. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, (ii) the close of business on December 31, 1996 and (iii) the date of termination of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of JTS and in every written consent in lieu of such meeting in favor of approval of the Merger and the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy is irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law.

Dated:  April ___, 1996
                                       _______________________________________
                                       (Signature of Stockholder)


                                       _______________________________________
Shares beneficially owned:             (Print Name of Stockholder)

_________ shares of JTS Common Stock

_________ shares of JTS Series A Preferred Stock





                                       1.